UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CRYOPORT, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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CRYOPORT, INC.
20382 Barents Sea Circle
Lake Forest, CA 92630

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, August 31, 2010

Dear Fellow Stockholders:                                                                                                                                    July [__], 2010

The 2010 Annual Meeting of the Stockholders (the “Annual Meeting”) of CryoPort, Inc., a Nevada Corporation (the “Company”), will be held at the offices of Snell & Wilmer, L.L.P. located at 600 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, on Tuesday, August 31, 2010, at 10:00 a.m. local time, for the following purposes:

(1) To re-elect four directors;

(2) To ratify the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company and its subsidiary for the fiscal year ended March 31, 2011;

(3) To approve an amendment to our Amended and Restated Articles of Incorporation to authorize a class of undesignated or “blank check” preferred stock, consisting of 2,500,000 authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board of Directors; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Friday, July 9, 2010 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting, or any adjournments thereof.  This Proxy Statement was first mailed to stockholders on or about July [__], 2010.  We cordially invite you to attend the Annual Meeting.

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The enclosed Proxy Statement and accompanying 2010 Annual Report are available on the Internet at https://materials.proxyvote.com/229050.

YOUR VOTE IS IMPORTANT

YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, TELEPHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Sincerely,

/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Director

CRYOPORT, INC.

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, AUGUST 31, 2010

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of CryoPort, Inc., a Nevada corporation (referred to as “we,” “us,” “our,” “Company” or “CryoPort”), with respect to the 2010 Annual Meeting of Stockholders of the Company and any adjournment thereof (the “Annual Meeting”) to be held at the offices of Snell & Wilmer, L.L.P. located at 600 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, at 10:00 a.m. local time.

The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on or about July [__], 2010.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held On August 31, 2010.

The Proxy Statement and 2010 Annual Report are available on the Internet at the following website https://materials.proxyvote.com/229050.  Information on the website does not constitute a part of this Proxy Statement.

What is the purpose of the Annual Meeting?

The matters to be voted upon at the Annual Meeting are:

(1) To re-elect four directors;

(2) To ratify the appointment of KMJ Corbin & Company LLP as the independent registered public accounting firm of the Company and its subsidiary for the fiscal year ending March 31, 2011;

(3) To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to authorize a class of undesignated or “blank check” preferred stock, consisting of 2,500,000 authorized shares, which may be issued in one or more series, with such rights, preferences, privileges and restrictions as shall be fixed by the Company’s Board; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Why am I being provided with these materials?

Owners of record of the Company’s common stock as of the close of business on July 9, 2010 (the “Record Date”) are entitled to vote in connection with the Annual Meeting. As a stockholder, you are requested to vote on the Proposals described in this Proxy Statement. This Proxy Statement describes the Proposals presented for stockholder action at our Annual Meeting and includes information required to be disclosed to stockholders.

Who can vote in connection with the Annual Meeting?

You may vote if you were the record owner of the Company’s common stock as of the close of business on the Record Date. Each share of common stock is entitled to one vote.  As of July 1, 2010, there were 8,150,255 shares of common stock outstanding and entitled to vote.

How do I vote?

There are several ways to cast your vote:

●	You may vote over the Internet, by going to https://materials.proxyvote.com/229050. You will need to type in the Control Number indicated on your Proxy Card and follow the instructions.

●	You may vote over the telephone, by dialing 1-800-690-6903 and follow the recorded instructions. You will need the Control Number indicated on your Proxy Card.

●
You may vote by mailing in the Proxy Card ballot. To vote by mail using the enclosed Proxy Card (if you received a printed copy of these proxy materials by mail or if you printed a Proxy Card off the Internet), you will need to complete, sign and date your Proxy Card and return it promptly in the envelope provided or mail it to CryoPort, Inc., Catherine Doll, Assistant Secretary, 20382 Barents Sea Circle, Lake Forest, California, 92630.

●	You may vote in person, at the commencement of the Annual Meeting.

How does the Board recommend that I vote my shares?

Unless you give other instructions through your proxy vote, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. For the reasons set forth in more detail later in the Proxy Statement, the Board recommends the following:

Proposal 1:	The Board recommends a vote “FOR”;
Proposal 2:	The Board recommends a vote “FOR”; and
Proposal 3:	The Board recommends a vote “FOR”.

We encourage all stockholders to vote their shares. If you own your shares in “street name” and do not instruct your broker or other record owner of the shares as to how to vote, such broker or other record owner may vote your shares pursuant to its discretionary authority, at least with respect to Proposal 2.

What types of votes are permitted on each Proposal?

Proposal 1:	You may either vote “FOR” all the nominees to the Board, you may “WITHHOLD” for all nominees, or you may “WITHHOLD” your vote from any nominee you specify.
Proposal 2:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.
Proposal 3:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.

If you vote “WITHHOLD” (in the case of Proposal 1 above) or “ABSTAIN” (in the case of Proposals 2 and 3 above) your vote will not be counted towards the vote total for such Proposal.

How many votes are needed to approve each Proposal?

Proposal 1:	The four nominees receiving the most “FOR” votes will be elected.
Proposal 2:	There must be a “FOR” vote from the majority of votes cast.
Proposal 3:	There must be a “FOR” vote from the majority of outstanding shares of common stock.

The Board will be elected by a favorable vote of a plurality of the shares of common stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will not be counted in determining which nominees received the largest number of votes cast.

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares, as of the Record Date, is represented in person or by proxy. Shares owned by the Company are not considered outstanding or present at the meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting.

What are broker non-votes?

Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm, or bank) does not receive voting instructions from the beneficial owner and the record owner does not have the authority to vote those shares.

Various national and regional securities exchanges, including the rules of the New York Stock Exchange, applicable to brokers, banks, and other holders of record determine whether the record owner (for instance, the brokerage firm, or bank) is able to vote on a proposal if the record owner does not receive voting instructions from the beneficial owner.  The record owner may vote on proposals that are determined to be routine under these rules and may not vote on proposals that are determined to be non-routine under these rules.  If a proposal is determined to be routine, your broker, bank, or other holder of record is permitted to vote on the proposal without receiving voting instructions from you.  The proposal to ratify the appointment of our independent registered public accounting firm is a routine matter and the record owner may vote your shares on this proposal if it does not get instructions from you.

The proposal to elect directors and the proposal to approve an amendment to our Amended and Restated Articles of Incorporation are non-routine and the record owner may not vote your shares on either of these proposals if it does not get instructions from you.  If you do not provide voting instructions on these two matters, a broker non-vote will occur. Broker non-votes, as well as “ABSTAIN” votes, will each be counted towards the presence of a quorum but will not be counted towards the vote total for any Proposal.

What if my shares are not registered directly in my name but are held in “street name”?

If at the Record Date your shares were held in “street name” (for instance, through a brokerage firm or bank), then you are the beneficial owner of such shares, and such shares are not registered directly in your name. The organization holding your account is considered the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. You will receive the notice and other proxy materials if requested, as well as voting instructions, directly from that organization.

If I am a beneficial owner of CryoPort shares, how do I vote?

If you are a beneficial owner, you will need to follow the voting instructions provided to you by the organization holding your account (for instance, your brokerage firm). To request documents or if you have any questions about voting, you will need to contact your broker.  As a beneficial owner, if you would like to vote in person at the Annual Meeting, you must obtain a Legal Proxy from your broker or other applicable registered owner of your shares, in advance of the meeting.

Can I dissent or exercise rights of appraisal?

Neither Nevada law nor our Amended and Restated Articles of Incorporation or Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with any of the proposals to be presented at the Annual Meeting. If the proposals are approved at the Annual Meeting, stockholders voting against such proposals will not be entitled to seek appraisal for their shares.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our common stock that you owned as of the close of business on the Record Date.

How are the votes counted?

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and abstentions. Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

Will stockholders be asked to vote on any other matters?

The Board is not aware of any other matters that will be brought before the stockholders for a vote. If any other matters properly come before the meeting, the proxy holders will vote on those matters in accordance with the recommendations of the Board or, if no recommendations are given, in accordance with their own judgment. Stockholders attending the meeting may directly vote on those matters or they may vote by proxy.

How many Annual Reports and Proxy Statements are delivered to a shared address?

If you and one or more holders of our common stock share the same address, it is possible that only one Proxy Statement and Annual Report was delivered to your address. This is known as “householding.” We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 20382 Barents Sea Circle, Lake Forest, California 92630 Attn: Assistant Secretary, telephone: (949) 470-2300. If you want to receive separate copies of the Proxy Statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

What does it mean if I receive more than one Notice or Proxy Card?

If you receive more than one Proxy Card, your shares are owned in more than one name or in multiple accounts. In order to ensure that all of your shares are voted, you must follow the voting instructions included in each Proxy Card.

Can I change or revoke my vote after I submit my proxy?

Even after you have submitted your Proxy Card or voted by telephone or by Internet, you may change or revoke your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a signed Proxy Card bearing a later date. The powers of the proxy holders will be suspended with respect to your shares if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who pays the cost of proxy solicitation?

The Board is soliciting the enclosed proxy. The Company bears the cost of the solicitation of proxies. The Company may solicit consenting stockholders over the Internet, by telephone or by mail.  We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our common stock to forward the proxy soliciting materials to the beneficial owners of such common stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. In the event we decide to hire a service to solicit proxies, we would expect such service to cost less than $10,000 plus reasonable and approved out-of-pocket expenses.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board currently consists of four directors. Directors are elected on an annual basis. All of the current directors will stand for re-election at the Annual Meeting to serve as a director until the 2011 Annual Meeting of the Stockholders or until their successors are duly elected and qualified or their earlier death, resignation, or removal. The persons named on the proxy will vote to elect all of the nominees as directors for terms ending at the 2011 Annual Meeting of the Stockholders unless you withhold authority to vote for any or all of the nominees by voting to that effect or so voting in person. Each nominee has consented to serve as a director for the ensuing year.  If one or more of the four nominees becomes unavailable to serve prior to the date of the Annual Meeting, the persons named as proxy holders will vote those shares for the election of such other person(s) as the Board may recommend, unless the Board reduces the total number of directors.

Directors are elected by a plurality of the shares represented at the meeting, whether in person or by proxy. Votes may be cast “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” as to specific nominees. The four nominees who receive the greatest number of votes cast “FOR” the election of such nominees shall be elected as directors.

Nominees for Election

The four nominees for election as Directors are set forth in the following table:

Carlton M. Johnson, Jr.
Mr. Johnson, age 49, was elected as a director and Secretary to the Board on May 4, 2009 and serves as Chairman of the Compensation Committee and is a member of the Audit Committee and the Nomination and Governance Committee. Mr. Johnson has been In-House Legal Counsel for Roswell Capital Partners, LLC since 1996. Mr. Johnson has been a member of the Alabama Bar since 1986, the Florida Bar since 1988 and the State Bar of Georgia since 1997. He was a stockholder in the Pensacola, Florida Bar Registered (AV rated) law firm of Smith, Sauer, DeMaria & Johnson from 1988 to 1996. Mr. Johnson holds a degree in History/Political Science from Auburn University and Juris Doctorate from Samford University, Cumberland School of Law. Mr. Johnson also currently serves on the board of Peregrine Pharmaceuticals, Inc. and Patriot Scientific Corporation. Mr. Johnson’s appointment to the Board fulfills an agreement between the Company and BridgePointe Master Fund Ltd. (“BridgePointe”) to have a representative of BridgePointe on the Company’s Board pursuant to the Company’s October 2007 and May 2008 Convertible Debentures, as amended.  The Board concluded that Mr. Johnson should serve as a director on our Board in light of the extensive public company finance experience that he has obtained through serving on the boards and audit committees of Peregrine Pharmaceuticals, Inc. and Patriot Scientific Corporation.

Adam M. Michelin
Mr. Michelin, age 67, became a member of the Company’s Board in June 2005 and serves as the Lead Independent Director, the Chairman of the Audit Committee, and as a member of the Compensation Committee and the Nomination and Governance Committee. Mr. Michelin is currently the President and Chief Executive Officer of Redux Holdings, Inc., a position he has held since January 2006. Mr. Michelin has held several executive leadership positions including, Chief Executive Officer of Enterprise Group from March 2005, Principal of Kibel Green, Inc., a position he held for 11 years prior to joining Enterprise Group, and Partner of KPMG LLP for 10 years. Mr. Michelin also served on the board of Naturade Inc. between August 2006 and June 2008.  Mr. Michelin has over 30 years of practice in the areas of executive leadership and operations and is very experienced in evaluating, structuring and implementing solutions for companies in operational and/or financial crisis. Mr. Michelin received his Juris Doctorate from the University of West Los Angeles and his Bachelor of Science from Tri State University.  The Board concluded that Mr. Michelin should serve as a director on our Board in light of his strategic and operational experience.

Larry G. Stambaugh
Larry G. Stambaugh, age 63, was elected as the Company’s Chairman of the Board on December 5, 2008 and became President and Chief Executive Officer on February 20, 2009. Mr. Stambaugh is currently a Principal of Apercu Consulting, a firm that he established in 2006. From December 1992 to January 2006, Mr. Stambaugh served as Chairman and Chief Executive Officer of Maxim Pharmaceuticals, a public company developing cancer and infectious disease drugs which he co-founded. From December 2007 to February 2008, Mr. Stambaugh reorganized two biotechnology companies owned by Arrowhead Research Corporation, a public holding company, Calando Pharmaceuticals and Insert Therapeutics and served as Chief Executive Officer of each subsidiary. Mr. Stambaugh has more than 30 years’ experience building global businesses and setting strategies and has an extensive background in life sciences and clean tech including relationships with and knowledge of Contract Research Organizations, biotech and pharmaceutical companies. Mr. Stambaugh serves on several boards including EcoDog, Corporate Directors Forum, and BioCom and has been a corporate governance leader for several years, including recognition as “Director of the Year” by the Corporate Directors Forum. Mr. Stambaugh earned his BBA Accounting/Finance from Washburn University in 1969.  The Board concluded that Mr. Stambaugh should serve as a director on our Board in light of his perspective and experience he brings as the Company’s current Chief Executive Officer and from his prior experience in the life sciences and clean tech industries and as a corporate governance leader.

John H. Bonde
John H. Bonde, age 65, was elected as a director to the Board on January 7, 2010 and serves as the Chairman of the Nomination and Governance Committee and as a member of the Audit Committee and the Compensation Committee.  Mr. Bonde is the Chief Executive Officer of eQsys, Inc., a position he has held since November 2008.  From January 2005 through January 2006, Mr. Bonde served as the Division President of CGS Systems.  Mr. Bonde has extensive experience leading the operation of complex telecommunication and information service providers and has been a director of numerous private companies in the past.  Mr. Bonde earned his Bachelor of Science in Economics from City University of New York, Queens College in 1969 and a Master’s of Science in Business Policy from Columbia University in 1982.  The Board concluded that Mr. Bonde should serve as a director on our Board in light of his extensive executive experience.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES

BOARD INFORMATION AND DIRECTOR NOMINATION PROCESS

How often did the Board meet during the Company’s fiscal year 2010?

During the fiscal year ended March 31, 2010 (“fiscal 2010”), there were 14 meetings of the Board as well as several actions taken with the unanimous written consent of the directors. None of our directors attended fewer than 75% of the meetings of the Board held during the director’s service or of any Committee on which the director served during fiscal 2010.  While the Company has no formal policy on the matter, directors are generally expected to attend our Annual Meetings. All of the directors who were directors at the time attended our 2009 Annual Meeting of Stockholders.

Do we have independent directors?

Our Board has affirmatively determined that three of the four current directors who have been nominated for re-election at the Annual Meeting are “independent” as such term is defined under NASDAQ Rule 5605(a)(2) and the related rules of the Securities and Exchange Commission (the “SEC”), with Mr. Johnson, Mr. Michelin and Mr. Bonde being determined to be independent.

Gary C. Cannon was a director from 2005 until his resignation from the Board on May 4, 2009.  Mr. Cannon was considered independent under the NASDAQ rules. Thomas S. Fischer, PhD, was a director from 2005 until his resignation from the Board on July 14, 2009.  Dr. Fischer was considered independent under the NASDAQ rules. Peter Berry was a director from 2002 until his resignation from the Board effective July 30, 2009.  Mr. Berry, who also served as our chief executive officer from December 2002 to February 2009, was not considered independent under NASDAQ rules.

How did the Board make its independence determinations?

The Company is quoted on the Over-The-Counter Bulletin Board system, which does not require director independence requirements. However, for purposes of determining director independence, we have applied the definitions set forth in NASDAQ Rule 5605(a)(2) which states, generally, that a director is not considered to be independent if he or she is, or at any time during the past three years was an employee of the Company; or if he or she (or his or her family member) accepted compensation from the Company in excess of $120,000 during any twelve month period within the three years preceding the determination of independence. Accordingly, Mr. Stambaugh would not be considered an independent director.

What Committees has the Board established?

The Board has established an Audit Committee, a Compensation Committee and Nomination and Governance Committee.

Audit Committee. The functions of the Audit Committee are to (i) review the qualifications of the independent auditors, our annual and interim financial statements, the independent auditor’s report, significant reporting or operating issues and corporate policies and procedures as they relate to accounting and financial controls; and (ii) to consider and review other matters relating to our financial and accounting affairs. The Company’s Board has a formally established Audit Committee and adopted an Audit Committee charter.  The Audit Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this Proxy Statement.

The members of the Audit Committee are Adam Michelin, who is the Audit Committee Chairman, and Carlton M. Johnson, Jr. and John H. Bonde. The Company has determined that (i) Adam Michelin qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the SEC rules and is “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the related rules of the SEC, and (ii) Carlton M. Johnson, Jr. and John H. Bonde each meets NASDAQ’s financial literacy and financial sophistication requirements and is “independent” within the meaning of NASDAQ Rule 5605(a)(2) and the related rules of the SEC.  During fiscal 2010, the Company’s Audit Committee held four meetings. In addition, the Audit Committee regularly held discussions regarding the consolidated financial statements of the Company during Board meetings.

Compensation Committee. The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers, to produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement, as necessary, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs including stock incentive and benefit plans. In May 2010, the Company’s Board adopted a Compensation Committee Charter.  Previously, the Committee was known as the “Compensation and Governance Committee.”  The Compensation Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this Proxy Statement.

The current members of the Compensation Committee are Carlton M. Johnson, Jr., who is the Chairman of the Compensation Committee, and Mr. Adam Michelin and Mr. John H. Bonde, each of whom is independent under applicable independence requirements. Each of the current members of the Compensation Committee is a “non-employee director” under Section 16 of the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met four times during fiscal 2010.  Mr. Cannon served as a member of the Compensation Committee during fiscal 2010, but resigned as a director and Compensation Committee member in May 2009.

Nomination and Governance Committee.  In May 2010, the Company established the Nomination and Governance Committee. The function of the Nomination and Governance Committee is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of director nominees, (iii) identify and recommend to the Board for selection as director nominees individuals qualified to become members of the Board, (iv) recommend committee assignments to the Board, (v) recommend to the Board corporate governance principles and practices appropriate to the Company, and (vi) lead the Board in an annual review of its performance.  The Nomination and Governance Committee’s charter is available on the Company’s website at www.cryoport.com under the tab “Corporate Governance” which is found under the heading “Company.” Information on the website does not constitute a part of this Proxy Statement.

The current members of the Nomination and Governance Committee are Mr. John H. Bonde, who is the Chairman of the Nomination and Governance Committee, and Mr. Carlton M. Johnson, Jr. and Mr. Adam M. Michelin. The Nomination and Governance Committee did not exist during fiscal 2010, so no meetings of this Committee were held in fiscal 2010.

What are the Nominating Procedures and Criteria?

Director Qualifications. The Nomination and Governance Committee believes that persons nominated to the Board should have personal integrity and high ethical character. Candidates should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a director to the Company and its stockholders. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder group or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees. In selecting nominees for director, the Nomination and Governance Committee will assure that:

●	The three directors currently comprising the Audit Committee satisfy the financial literacy requirements required for service on the Audit Committee; and
●	At least one of the directors qualifies as an Audit Committee financial expert under the rules of the SEC.

Identifying Director Candidates. The Nomination and Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Nomination and Governance Committee has a policy of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership and whom the Nomination and Governance Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

In filling vacancies of the Board, the Nomination and Governance Committee will solicit recommendations for nominees from the persons the committee believes are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The Nomination and Governance Committee may also engage a professional search firm to assist in identifying qualified candidates.

In evaluating potential nominees, the Nomination and Governance Committee will oversee the collection of information concerning the background and qualifications of the candidate and determine whether the candidate satisfies the minimum qualifications required by the Committee for election as director and whether the candidate possesses any of the specific skills or qualities that under the Board’s policies must be possessed by one or more members of the Board.

The Nomination and Governance Committee does not have a written policy with respect to Board diversity; however, the committee’s goal is to assemble a Board that brings to the Company a diversity of knowledge, skills and expertise derived from high quality business and professional experience. We believe a Board with these attributes leads to improved company performance by encouraging new ideas and perspectives and expanding the knowledge base available to management.

The Nomination and Governance Committee may interview any proposed candidate and may solicit the views about the candidate’s qualifications and suitability from the Company’s chief executive officer and other senior members of management.

The Nomination and Governance Committee will make their selections based on all the available information and relevant considerations. The Nomination and Governance Committee’s selection will be based on who, in the view of the Committee, will be best suited for membership on the Board.

In making its selection, the Nomination and Governance Committee will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the Committee may consider, as one of the factors in their evaluation, the size and duration of the interest of the recommending stockholder in the stock of the Company. The Nomination and Governance Committee may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected.

Stockholder Nominees. The Nomination and Governance Committee will consider director nominee recommendations by stockholders, provided the names of such nominees, accompanied by relevant biographical information, are properly submitted in writing to the Secretary of the Corporation in accordance with the manner described for stockholder nominations under the heading “Stockholder Proposals for Annual Meeting.” The Secretary will forward all recommendations to the Nomination and Governance Committee. The acceptance of a recommendation from a stockholder does not imply that the Nomination and Governance Committee will recommend to the Board the nomination of the stockholder recommended candidate.

How is the Board Structured?

Pursuant to our Bylaws, the Chairman of the Board presides at meetings of the Board.  The Chairman of the Board is currently our Chief Executive Officer, Mr. Stambaugh.  The Board has also designated Adam M. Michelin as Lead Independent Director.  The Lead Independent Director is responsible for presiding at meetings of the Board if the Chairman is not present.  Additionally, among other things, the Lead Independent Director will preside at regular meetings of independent Board members (i.e., executive sessions) without management present and develop, with collaboration with the Board, the Chief Executive Officer evaluation criteria and, in collaboration with the Compensation Committee, evaluate the Chief Executive Officer.

The Board has determined that its current structure, with a combined Chairman and Chief Executive Officer and a Lead Independent Director, is in the best interests of the Company and its stockholders. The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for the Company given Mr. Stambaugh’s in-depth knowledge of the Company’s technology, business and industry, and his ability to formulate and implement strategic initiatives. Further, Mr. Stambaugh is intimately involved in the day-to-day operations of the Company and is thus in a position to elevate the most critical business issues for consideration by the independent directors of the Board.

We believe the Lead Independent Director and the independent nature of the Audit Committee, the Compensation Committee, and the Nomination and Governance Committee, as well as the practice of the independent directors regularly meeting in executive session without Mr. Stambaugh and the other members of the Company’s management present, ensures that the Board maintains a level of independent oversight of management that is appropriate for the Company.

What is the Board’s Role in Risk Oversight?

The Board oversees an enterprise-wide approach to risk management that is designed to support the achievement of organizational objectives to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. In setting the Company’s business strategy, the Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives financial risk assessment reports from management. Risks related to the compensation programs are reviewed by the Compensation Committee. The Board is advised by these committees of significant risks and management’s response via periodic updates.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Board allows stockholders to send communications to the Board through its Nomination and Governance Committee. All such communications, except those related to stockholder proposals discussed under the heading “Stockholder Proposals for Next Annual Meeting,” must be sent to the Chairman of the Nomination and Governance Committee at the Company’s offices at 20382 Barents Sea Circle, Lake Forest, CA 92630.

PROPOSAL 2 – RATIFY APPOINTMENT OF KMJ CORBIN AND COMPANY LLP
AS COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) has selected KMJ Corbin and Company LLP to audit the Company’s financial statements for the fiscal year ending March 31, 2011 (“fiscal 2011”). The Board, upon the recommendation of the Audit Committee, has ratified the selection of KMJ Corbin and Company LLP as the Company’s independent registered public accounting firm for fiscal 2011, subject to ratification by the stockholders. KMJ Corbin and Company LLP has served in this capacity for each of the six previous fiscal years, including fiscal 2010, and has reported on the Company’s fiscal 2010 consolidated financial statements. During those six fiscal years, there were no disagreements between the Company and KMJ Corbin and Company LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Representatives of KMJ Corbin and Company LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of KMJ Corbin and Company LLP as the Company’s independent auditors is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KMJ Corbin and Company LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KMJ CORBIN AND COMPANY LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2011.

Independent Registered Public Accounting Firm Fees

The following table shows the fees that the Company paid or accrued for the audit and other services provided by KMJ Corbin and Company LLP for the Company’s fiscal 2010 and fiscal 2009.

	2010	2009
Audit fees	$43,000	$75,000
Audit-related fees	76,400	10,380
Tax fees	6,250	1,060
All other fees	17,320	29,005
Total fees	$142,970	$115,445

Audit Fees. The aggregate fees billed for fiscal 2010 and fiscal 2009 were for the audits of the Company’s financial statements and reviews of the interim financial statements included in the annual and quarterly reports.

Audit-Related Fees. Audit-related fees for fiscal 2010 and fiscal 2009 were incurred as a result of the Company’s S-1 and S-8 filings.

Tax Fees. The aggregate fees billed for fiscal 2010 and fiscal 2009 for professional services related to tax compliance, tax advice and tax planning.

All Other Fees. Other fees for fiscal 2010 and fiscal 2009 were incurred as a result of other professional services and administrative fees.

Pre-Approval Policy for Services Provided by the Company’s Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm consistent with applicable SEC rules. From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by an independent registered public accounting firm, the Audit Committee has pre-approved all audit and permissible non-audit services provided by KMJ Corbin and Company LLP. The Audit Committee has considered whether the services provided by KMJ Corbin and Company LLP are compatible with maintaining that firm’s independence.

PROPOSAL 3 – APPROVAL OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF
INCORPORATION TO CREATE A CLASS OF UNDESIGNATED PREFERRED STOCK

The Company’s Amended and Restated Articles of Incorporation do not presently authorize the issuance of shares other than common stock. On May 11, 2010, the Board voted unanimously, subject to stockholder approval, to approve a Certificate of Amendment to the Company’s Amended and Restated Articles of Incorporation (the “Blank Check Preferred Articles Amendment”) which creates 2,500,000 shares of undesignated preferred stock, commonly referred to as “blank check” preferred stock because the Board has discretion to designate one or more series of the preferred stock with the rights, privileges and preferences of each series to be fixed by the Board from time to time in the future. The Board believes that the authorization of undersigned preferred shares would provide the Company greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financings and stock based acquisitions. “Blank check” preferred stock is commonly authorized by publicly traded companies and is frequently used as a preferred means of raising capital and making acquisitions. In particular, in recent years, smaller companies have been required to utilize senior classes of securities to raise capital, with the terms of those securities being highly negotiated and tailored to meet the needs of both investors and the issuing companies. Such senior securities typically include liquidation and dividend preferences, protections, conversion privileges and other rights not found in common stock. We presently lack the authority to issue preferred stock and, accordingly, are limited to issuing common stock or debt securities to raise capital. By authorizing a class of “blank check” preferred stock, we would increase our flexibility in structuring transactions.  The full text of the proposed Blank Check Preferred Articles Amendment is set forth in Exhibit A attached to this Proxy Statement.

Subject to the provisions of the Company’s Amended and Restated Articles of Incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the stockholders. The Board would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its stockholders. The amendment to the Amended and Restated Articles of Incorporation would give the Board flexibility, without further stockholder action, to issue preferred stock on such terms and conditions as the Board deems to be in the best interests of the Company and its stockholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the Blank Check Preferred Articles Amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by such amendment outweighs any disadvantages. To the extent that such amendment may have anti-takeover effects, such amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders’ interests.

No Dissenter’s Rights

Neither Nevada law nor our Amended and Restated Articles of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this proposal.

Required Vote

Approval of this Proposal No. 3 requires the affirmative vote of the holders of a majority of our outstanding shares of common stock. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE CREATION OF
UNDESIGNATED PREFERRED STOCK OF THE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of June 1, 2010, by each person or group of affiliated persons known to the Company to beneficially own 5% or more of its common stock, each director, each named executive officer, and all of its directors and named executive officers as a group. As of June 1, 2010, there were 8,150,255 shares of common stock outstanding. Unless otherwise indicated, the address of each beneficial owner listed below is c/o CryoPort, Inc., 20382 Barents Sea Circle, Lake Forest, California 92630.

The following table gives effect to the shares of common stock issuable within 60 days of June 1, 2010, upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

Unless otherwise indicated, all historical and pro forma common stock and per share data in this Proxy Statement have been retroactively restated to the earliest period presented to account for the 10-to-1 reverse stock split effectuated on February 5, 2010.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned

Executive Officers and Directors:
Larry G. Stambaugh	55,667	(1)	*
Adam M. Michelin	33,642	(1)	*
Bret Bollinger	41,220	(1)	*
Carlton M. Johnson	6,272	(1)	*
Catherine Doll	667	(1)	*
John H. Bonde	3,408	(1)	*

All directors and named executive officers as a group (6 persons)	140,876		1.7%

Other Stockholders:
BridgePointe Master Fund, Ltd.	2,072,273	(1) (2)	4.9% (3)
Enable Growth Partners LP (and related funds)	2,059,680	(1) (2)	4.9% (3)

*	Represents less than 1%

(1)
Includes shares which individuals shown above have the right to acquire as of June 1, 2010, or within 60 days thereafter, pursuant to outstanding stock options and/or warrants as follows: Mr. Stambaugh – 55,667 shares;  Mr. Michelin – 29,505 shares; Mr. Bollinger – 41,220 shares; Mr. Johnson – 4,528 shares; Ms. Doll – 667 shares; Mr. Bonde – 3,408 shares; BridgePointe Master Fund, Ltd – 1,471,950 shares and Enable Growth Partners LP (and related funds) – 1,583,147 shares.

(2)
Includes shares which individuals shown above have the right to acquire as of June 1, 2010, or within 60 days thereafter, pursuant to outstanding convertible debentures as follows: BridgePointe Master Fund, Ltd – 600,323 shares and Enable Growth Partners LP (and related funds) – 476,533 shares.

(3)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. Nevertheless, for purposes of this table only for each of the other stockholders does not give effect to the 4.9% limitation on the number of shares that may be held by each other stockholder as agreed to in the warrant held by each selling stockholder which limitation is subject to waiver by the holder upon 61 days prior written notice to us (subject to a further non-waivable limitation at 9.9%)

EXECUTIVE COMPENSATION AND RELATED MATTERS

Executive Officers of the Company

The Company’s current executive officers are as follows:

Larry G. Stambaugh, who is further described in the “Nominees for Election” section above, is the Company’s President and Chief Executive Officer in addition to being the Company’s Chairman of the Board.

Bret Bollinger, age 42, became Vice President of Operations for the Company in February 2008. Prior to joining the Company, Mr. Bollinger was Director of Operations and Engineering for Triangle Brass Manufacturing from July 2003 to January 2008. Mr. Bollinger served as a Business Process Consultant for Vistant Corporation, a division of Cardinal Health from July of 2001 through July 2003 and as Operations and Order Fulfillment Manager for Ingersoll-Rand’s Safety and Security Sector, Falcon Lock Company from July of 1999 to July of 2001. Mr. Bollinger has an extensive background in manufacturing environments, including experience with opening both manufacturing and assembly plants domestically as well as in Mexico. In addition, he has experience in new product design and implementation. Mr. Bollinger holds a Bachelor of Science in Mechanical Engineering from Sacramento State University.

Catherine Doll, age 49, became Chief Financial Officer, Treasurer and Assistant Corporate Secretary effective as of August 20, 2009. Ms. Doll is the owner and chief executive officer of The Gilson Group, LLC, which she founded in 2006. The Gilson Group, LLC provides financial and accounting consulting services to public companies, including Sarbanes-Oxley Section 404 compliance, SEC and financial reporting, budgeting and forecasting and finance and accounting systems implementations and conversions. From 1996 to 2006, Ms. Doll was an associate with Resources Global Professionals, where she provided management, financial and accounting services for a variety of clients. Ms. Doll received a B.A. in Economics, with an emphasis in accounting, from the University of California, Santa Barbara, in 1983. She has over 25 years of accounting and financial reporting experience.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary (1) ($)		Bonus(5) ($)	Option Awards(6) ($)		All Other Compensation ($)		Total Compensation ($)
Larry M. Stambaugh	2010	288,000	(2)	341,000	284,094	(7)	9,055	(10)	922,149
President, Chief Executive Officer and Chairman	2009	48,000	(2)		28,695	(7)	--		76,695

Catherine M. Doll	2010	80,000	(3)	--	8,480	(8)	154,650	(11)	243,130
Chief Financial Officer	2009	--			--		--		--

Bret Bollinger,	2010	133,008	(4)	--	34,034	(9)	7,478	(10)	174,520
Vice President of Operations	2009	124,000	(4)		57,398	(9)	6,890	(10)	188,288
__________

(1) This column represents salary and consulting compensation as reported as of the last payroll period prior to or immediately after March 31 of each fiscal year.

(2) This amount represents the $48,000 and $12,000 paid to Mr. Larry Stambaugh as compensation for consulting services during fiscal 2010 and 2009, respectively, as well as the $36,000 paid to Mr. Stambaugh as compensation for services as a Director during fiscal 2009. Mr. Stambaugh was elected as Chairman of the Board on December 10, 2008 and subsequently as President and Chief Executive Officer on February 20, 2009. On August 21, 2009, the Compensation Committee approved an employment agreement with Mr. Stambaugh which has an effective commencement date of August 1, 2009, the details of which are described below.  $240,000 was paid to Mr. Stambaugh in fiscal 2010 per the terms of the employment agreement.

(3) This amount represents the $10,000 per month paid to Ms. Doll as a consultant for the Company during fiscal 2010. The Company retained the services Ms. Doll on July 29, 2009 pursuant to an agreement, the details of which are described below, and she was appointed by the Board of Director to the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary effective as of August 20, 2009.

(4) This amount represents the $130,000 paid to Mr. Bret Bollinger as salary for his services as the Company’s Vice President of Operations. In January 2009, Mr. Bollinger voluntarily took a reduction in his monthly pay from $10,883 to $9,883.  The deferred portion was paid to Mr. Bollinger in March 2010.

(5) This amount represents the annual year-end bonus, based on a percentage of salary, in addition to a one-time incentive payment pursuant to the equity financing.

(6)  This column represents the total grant date fair value of all stock options and warrants granted in fiscal 2010 and the Company’s fiscal year ended March 31, 2009, all in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For information on the valuation assumptions with respect to the grants made in fiscal 2010 and 2009, refer to Note 1 “Organization and Summary of Significant Accounting Policies – Stock-Based Compensation” in the Company’s Form 10-K for the period ended March 31, 2010, filed with the SEC on June 21, 2010.

(7) This amount represents the fair value of all options and warrants granted to Mr. Stambaugh as compensation for services as Director during fiscal 2010 and 2009. On December 10, 2008, based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted a warrant to purchase 50,000 shares of common stock exercisable at $8.40 per share which vests in three equal installments on the date of grant and the first and second anniversary of the date of grant.  On October 9, 2009, based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an option to purchase 67,000 shares of common stock exercisable at $4.50 per share which vests in three equal installments on the date of grant and the first and second anniversary of the date of grant.

(8) This amount represents the fair value of all options granted to Ms. Doll as compensation for services during fiscal 2010. Based on the recommendation of the Compensation Committee and approval by the Board, Ms. Doll was granted a nonstatutory option to purchase 2,000 shares of the Company’s common stock at an exercise price of $4.50 per share.  The right to exercise the stock option vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.  The exercise price of the option is equal to the fair value of the Company’s stock as of the grant date.

(9) This amount represents the fair value of all options and warrants granted to Mr. Bollinger as compensation for services during fiscal 2010 and 2009. Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Bollinger was granted incentive awards of a warrant to purchase 15,000 shares of common stock at $10.70 per share on February 28, 2008 which vests at a rate of 5,000 upon date of grant, 5,000 on February 28, 2009 and 5,000 on February 28, 2010. The exercise price of the warrants is equal to the fair value of the Company’s stock as of the grant date.  Mr. Bollinger was issued a warrant to purchase 6,220 shares of common stock at $5.10 per share on April 28, 2009 as a performance bonus for services rendered during fiscal 2009.  Mr. Bollinger was granted an option to purchase 20,000 shares of common stock on May 11, 2010 as a performance bonus for services rendered during fiscal 2010.

(10) Amounts shown in this column reflect the costs of health insurance premiums paid to each of Messrs. Stambaugh and Bollinger. Such items are currently taxable to such named executive officer. The amount of taxable income for the individual is determined pursuant to Internal Revenue Service rules which may differ from the amounts reflected in this column.

(11) This amount represents the $154,650 paid to The Gilson Group, LLC during fiscal 2009 for financial and accounting consulting services including, SEC and financial reporting including the filing of the S-1, budgeting and forecasting and finance and accounting systems implementations and conversions.  Ms. Doll is the owner and chief executive officer of The Gilson Group, LLC.

Narrative Disclosure to Summary Compensation Table

Employment Contracts

Larry G. Stambaugh

On August 21, 2009, the Compensation Committee approved an employment agreement with Mr. Stambaugh, the Company’s Chief Executive Officer, President and Chairman, which commenced effective as of August 1, 2009 and will continue in effect until Mr. Stambaugh’s employment is terminated under the provisions of the employment agreement (the “Stambaugh Employment Agreement”).  Pursuant to the terms of the Stambaugh Employment Agreement, Mr. Stambaugh will be paid an initial annual base salary of $360,000 which may be increased from time to time at the discretion of Compensation Committee.  Mr. Stambaugh also may be eligible to receive a discretionary annual bonus of up to sixty percent (60%) of his then effective annualized base salary pursuant to an incentive plan to be prepared by the Company’s Board with Mr. Stambaugh’s participation and completed at the earliest practicable time.  In addition, pursuant to the Stambaugh Employment Agreement, Mr. Stambaugh received a onetime incentive payment in the amount of $125,000 because the Company raised an aggregate of at least $5,000,000 pursuant to equity and/or convertible debt financings during the specified period.  Mr. Stambaugh is eligible to participate in all employee benefits plans or arrangements which may be offered by the Company during the term of his agreement. The Company shall pay the cost of Mr. Stambaugh’s health insurance coverage in accordance with the Company’s plans and policies during the Term. Mr. Stambaugh shall also be eligible for twenty-five (25) paid time off days a year, and is entitled to receive fringe benefits ordinarily and customarily provided by the Company to its senior officers.

On December 10, 2008, Mr. Stambaugh was awarded a warrant to purchase 50,000 shares of common stock at an exercise price of $8.40 which vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.  On October 9, 2009, Mr. Stambaugh was awarded an incentive stock option to acquire 67,000 shares of common stock of the Company at the exercise price of $4.50 per share.  The right to exercise the stock option will vest as to 33⅓% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

Mr. Stambaugh has agreed not to solicit any Company employees during the Term and the one year period following the termination of his employment.  Payments due to Mr. Stambaugh upon a termination of his employment agreement are described below.

Catherine Doll

On July 29, 2009, the Company retained the services Ms. Doll, and she was appointed by the Board of Director to the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary effective as of August 20, 2009.  Pursuant to her agreement with the Company, Ms. Doll will be paid the sum of $10,000 per month in consideration for her services to the Company.  In addition, the Company issued stock options for the purchase of 2,000 shares of our common stock at an exercise price of $4.50 per share.  The right to exercise the stock option vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

Bret Bollinger

Bret Bollinger is subject to an employment agreement which became effective February 1, 2008 (the “Bollinger Employment Agreement”), pursuant to which he is employed as the Company’s Vice President of Operations. Under the terms of the Bollinger Employment Agreement, as approved by the Compensation Committee, Mr. Bollinger’s current annual salary is $130,000 and he is eligible for an annual cash bonus of up to 30% to 50% of his base salary based on targeted goals and objectives met, payable in either cash or warrants, as determined by the President and approved by the Board. In the event that the Company terminates Mr. Bollinger’s employment without “cause,” as defined in the Bollinger Employment Agreement, then upon such termination, the Company is obligated to pay to Mr. Bollinger as severance an amount equal to six months of his then current base salary.

The Company has no other employment agreements.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2010(*)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date

Larry Stambaugh	33,333	(1)	-	16,667	(1)	$8.40	12/4/18
	22,333	(2)	-	44,667	(2)	$4.50	10/7/16

Catherine M. Doll	667	(3)	-	1,333	(3)	$4.50	10/7/16

Bret Bollinger	15,000	(4)	-	-		$10.70	2/27/18
	6,220	(5)	-	-		$5.10	4/28/19

* This table represents the amounts of all stock options and warrants outstanding as of the end of fiscal 2010.

(1) Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an incentive award of a warrant to purchase 50,000 shares of common stock exercisable at $8.40 per share on December 10, 2008, which vests in equal installments on the date of grant and the first and second anniversary of the date of grant. The exercise price for shares of common stock pursuant to the warrant is equal to the fair value of the Company’s stock as of the grant date.

(2) Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Stambaugh was granted an incentive award of an option to purchase 67,000 shares of common stock exercisable at $4.50 per share on October 9, 2009, which vests in equal installments on the date of grant and the first and second anniversary of the date of grant. The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.

(3) Ms. Doll was granted a nonstatutory option to purchase 2,000 shares of the Company’s common stock at an exercise price of $4.50 per share.  The right to exercise the stock option vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.  The exercise price for shares of common stock pursuant to the option is equal to the fair value of the Company’s stock as of the grant date.

(4) Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Bollinger was granted an incentive award of a warrant to purchase 15,000 shares of common stock at $10.70 per share on February 28, 2008 which vested with respect to 5,000 shares of common stock upon grant date, 5,000 shares of common stock on February 28, 2009 and 5,000 shares of common stock on February 28, 2010. The exercise price for shares of common stock pursuant to the warrant is equal to the fair value of the Company’s stock as of the grant date.

(5) Based on the recommendation of the Compensation Committee and approval by the Board, Mr. Bollinger was granted an incentive award of a warrant to purchase 6,220 shares of common stock exercisable at $5.10 per share on April 28, 2009 which vested upon grant. The exercise price for shares of common stock pursuant to the warrant is greater than the fair value of the Company’s stock as of the grant date.

Equity Compensation Plan Information

The Company currently maintains two equity compensation plans, referred to as the 2002 Stock Incentive Plan (the “2002 Plan”) and the 2009 Stock Incentive Plan (the “2009 Plan”). The Company’s Compensation Committee is responsible for making, reviewing and recommending grants of options and other awards under these plans which are approved by the Board.

The 2002 Plan, which was approved by the Company’s stockholders in October 2002, allows for the grant of options to purchase up to 500,000 shares of the Company’s common stock. The 2002 Plan provides for the granting of options to purchase shares of the Company’s common stock at prices not less than the fair market value of the stock at the date of grant and generally expire 10 years after the date of grant. The stock options are subject to vesting requirements, generally three or four years. The 2002 Plan also provides for the granting of restricted shares of common stock subject to vesting requirements.  During fiscal 2010, the Company issued 11,034 shares of common stock from the cashless exercises of options to purchase a total of 11,900 shares of common stock issued pursuant to the 2002 Plan.  As of June 1, 2010, a total of 393,736 shares of our common stock remained available for future grants under the 2002 Plan.

At the Company’s 2009 Annual Meeting of Stockholders held on October 9, 2009, our stockholders approved the 2009 Plan, which provides for the grant of stock-based incentives. The 2009 Plan allows for the grant of up to 1,200,000 shares of our common stock for awards to our officers, directors, employees and consultants. The 2009 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock rights, restricted stock, performance share units, performance shares, performance cash awards, stock appreciation rights, and stock grant awards. The 2009 Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Code. There were no exercises pursuant to the 2009 Plan during fiscal 2010. As of June 1, 2010, a total of 948,047 shares of our common stock remained available for future grants under the 2009 Plan.

In addition to the stock options issued pursuant to the Company’s two stock option plans, the Company has granted warrants to employees, officers, non-employee directors and consultants. The warrants are generally not subject to vesting requirements and have ten-year terms.  During fiscal 2010, the Company issued 4,718 shares of common stock from the cashless exercises of warrants to purchase a total of 11,640 shares of common stock.

The following table sets forth certain information as of March 31, 2010 concerning the Company’s common stock that may be issued upon the exercise of options or warrants or pursuant to purchases of stock under the 2002 Plan, the 2009 Plan, and other stock based compensation:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options and Warrants	(b) Weighted-Average Exercise Price of Outstanding Options and Warrants	(c) Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by stockholders	242,348	$ 3.52	1,416,783

Equity compensation plans not approved by stockholders (1)	312,855	$ 8.31	N/A
	555,203	$ 6.22	1,416,783

(1) In the past the Company has issued warrants to purchase 327,415 shares of common stock in exchange for services provided to the Company, of which warrants to purchase 312,855 shares of common stock are outstanding.  The exercise prices ranged from $2.80 to $10.80 and generally vested upon issuance.  As of March 31, 2010, there were 16,667 unvested warrants.  Other than the officers and directors described below, six consultants received warrants to purchase 85,234 shares of common stock in this manner.  The following current and former officers and directors also received warrants to purchase the following number of shares of common stock:

Larry Stambaugh, President, Chief Executive Officer and Chairman	50,000	(16,667 unvested)
Bret Bollinger, Vice President of Operations	21,220
Dee Kelly, Former Chief Financial Officer	33,150
Kenneth Carlson, Former Vice President of Sales and Marketing	28,700	(6,500 exercised)
Adam Michelin, Director	25,755
Thomas Fischer, Former Director	26,710
Carlton Johnson, Director	778	(5,140 exercised)
Gary Cannon, Former Director and Former Legal Counsel	34,253
Peter Berry, Former Director	5,240	(2,920 exercised)
Stephen Scott, Former Director	16,375

Potential Payments On Termination Or Change In Control

Pursuant to the Stambaugh Employment Agreement, upon any termination of Mr. Stambaugh’s employment for any reason, including by the Company “for cause” (as defined in the agreement), Mr. Stambaugh will receive his salary through the date of termination and any accrued but unpaid vacation, and he will retain all of his rights to benefits earned prior to termination under Company benefit plans in which he participates. If the Company terminates Mr. Stambaugh’s employment other than “for cause” or Mr. Stambaugh terminates his employment due to a “constructive discharge” (as defined in the agreement), subject to Mr. Stambaugh’s signing of a general release, Mr. Stambaugh will receive a severance payment equal to (i) six months’ base salary, if such termination occurs during the first twelve months of his employment, or (ii) twelve months’ base salary if such termination occurs following the first twelve months of his employment, and, in either instance, health care insurance coverage for one year.

Pursuant to the terms of the Bollinger Employment Agreement, in the event that the Company terminates Mr. Bollinger’s employment without “cause” or for change in control of the leadership of the Company as defined by the Bollinger Employment Agreement, then upon such termination, the Company is obligated to pay to Mr. Bollinger as severance an amount equal to six months of his current base salary.

The 2002 Plan provides that in the event of a “change of control,” the applicable option agreement may provide that such options or shares will become fully vested and may be immediately exercised by the person who holds the option, at the discretion of the board.

The Company does not provide any additional payments to named executive officers upon their resignation, termination, retirement, or upon a change of control.

Change in Control Agreements

There are no understandings, arrangements or agreements known by management at this time which would result in a change in control of the Company or any subsidiary.

DIRECTOR COMPENSATION

Compensation for the Board is governed by the Company’s Compensation Committee. The Company began making cash payments to the directors as approved by the Compensation Committee in October 2007. Directors who are also employees do not receive any additional compensation for services performed as a member of the Company’s Board or any committees thereof.  Prior to August 21, 2009, non-employee directors other than the Chairman of the Board received an annual cash retainer fee of $12,700, payable in quarterly installments of $3,175 each. Non-employee directors each received meeting fees of $1,000 for scheduled quarterly board meetings, $500 for special board meetings and $1,000 for stockholder meetings, if any. Committee members received fees of $1,000 for Audit Committee meetings, and $900 for Compensation Committee meetings. Certain Board positions receive additional quarterly retainer fees as follows: Compensation Committee Chairman $1,250, Board Vice Chairman $1,275, Chairman of the Audit Committee $1,850 and Board Secretary $1,600. The Chairman of the Board position received all inclusive monthly fees of $12,000 until he was also elected as President and Chief Executive Officer in February 2009 at which time these fees became executive compensation as discussed above. From time to time the Company had granted warrants to purchase common stock to the directors with exercise prices equal to the fair value as of grant date based on external expert reports and guidance through the Compensation Committee recommendations.

Effective August 21, 2009, the fees payable to non-employee directors were set at a flat fee of $15,000 per quarter with no additional fees payable for committee membership or serving as chairman of a committee.  In addition, each year non-employee directors are granted an option to purchase 5,000 shares of the Company’s common stock with exercise prices equal to the closing price of the Company’s common stock on the date of grant. The options will vest in four equal quarterly installments.

Effective June 4, 2010, the Board created the position of Lead Independent Director.  The Lead Independent Director will be paid a flat fee of $12,000 per quarter.  In addition, each year the Lead Independent Director will also be granted a warrant or stock option to purchase a certain number of shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date of grant.  The exact number of shares and the vesting schedule will be determined by the recommendation of the Compensation Committee and the approval of the Board.

The following table sets forth the director compensation of the non-employee directors of the Company during fiscal 2010.

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)	Warrant and Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Adam M. Michelin (3)	$44,238	$17,788	$25,849	--	$87,874
Carlton M. Johnson (4)	28,888	7,500	22,090	--	54,478
John H. Bonde (5)	14,032	--	7,836	--	21,868
Gary C. Cannon (6)	5,388	--	14,644	$45,350	65,349
Peter Berry (7)	--	--	--	--	--
Thomas S. Fischer, PhD (8)	--	--	10,422	--	10,422

(1)	Fees Paid in Cash as shown in this schedule represent payments and accruals for directors’ services earned during fiscal 2010.

(2)
Reflects the dollar amount recognized for financial reporting purposes for fiscal 2010, in accordance with FASB ASC Topic 718 of warrant and stock option awards pursuant to the 2002 Plan and the 2009 Plan, and thus includes amounts from the vesting of awards granted in and prior to fiscal 2010. Assumptions used in the calculation of these amounts are included in Note 11, Stock Options and Warrants of our audited consolidated financial statements. All stock warrants were granted at or higher than the closing market price of the Company’s stock on the date of grant.

(3)
Mr. Michelin was granted a warrant to purchase 1,405 shares of common stock with an average exercise price of $6.15 per share which vested upon grant and an option to purchase a total of 5,000 shares of common stock with an exercise price of $4.80 per share which vests in four equal quarterly installments during fiscal 2010 and fiscal 2011 for his service as a director, the Chairman of the Audit Committee, and member of the Compensation Committee and the Nomination and Governance Committee.

(4)
Mr. Johnson was granted a warrant and an option to purchase a total of 5,778 shares of common stock with an average exercise price of $4.98 per share and which vests in four equal quarterly installments during fiscal 2010 for his service as a director, Chairman of the Compensation Committee, and member of the Audit Committee and the Nomination and Governance Committee.

(5)
Mr. Bonde was granted an option to purchase 3,408 shares of common stock with an average exercise price of $5.70 per share and which vests in four equal quarterly installments during fiscal 2010 and fiscal 2011 for his service as a director and the Chairman of the Nomination and Governance Committee and as a member of the Audit Committee and the Compensation Committee.

(6)
Mr. Cannon earned $5,388 in fees for his service as a director in fiscal 2010.  In addition, Mr. Cannon served as General Counsel for the Company pursuant to a retainer arrangement. Mr. Cannon was paid a total of $45,350 for retainer and out-of-pocket fees. Mr. Cannon was also granted fully vested warrants to purchase a total of 2,578 shares of common stock with an average exercise price of $5.91 per share and combined Black Scholes valuation of $14,644 as of grant dates, for his legal services during fiscal 2010 as General Counsel for the company.

(7)	Mr. Berry was not compensated for his service as a director and Chairman of the Audit Committee during fiscal 2010.

(8)	Dr. Fischer was granted 1,740 fully vested warrants with an average exercise price of $6.15 during fiscal 2010 for his service as a director and member of the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Gary Cannon served as Secretary of the Company from June 2005 to May 2009. None of the other members of the Compensation Committee is or has been an officer or employee of the Company.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board has furnished the following report on the Company’s audit procedures and its relationship with its independent registered public accounting firm for fiscal 2010.

The Audit Committee has reviewed and discussed with the Company’s management the audited consolidated financial statements. The Audit Committee has also discussed with KMJ Corbin & Company LLP the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Company’s independent registered public accounting firm, KMJ Corbin & Company LLP, also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report Form 10-K for fiscal 2010 filed with the SEC.

Audit Committee Adam Michelin (Chairman) Carlton M. Johnson, Jr. John H. Bonde

Pursuant to Instruction 1 to Item 407(d) of Regulation S-K, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has established policies and other procedures regarding approval of transactions between the Company and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our Code of Conduct or adhered to by our Board. As set forth in the Audit Committee Charter, the Audit Committee reviews and approves all related-party transactions after reviewing such transaction for potential conflicts of interests and improprieties.  Accordingly, all such related-party transactions are submitted to the Audit Committee for ongoing review and oversight. Generally speaking, we enter into related-party transactions only on terms that we believe are at least as favorable to our company as those that we could obtain from an unrelated third party.

In August 2006, Peter Berry, the Company’s former Chief Executive Officer, agreed to convert his deferred salaries to a long-term note payable. Under the terms of this note, the Company began to make monthly payments of $3,000 to Mr. Berry in January 2007. The loan was fully paid in March 2010. Interest of 6% per annum on the outstanding principal balance of the note began to accrue on January 1, 2008.  As of March 31, 2010 and 2009, the total amount of the note and accrued interest under this arrangement was $0 and $157,688, respectively, of which, $0 and $67,688, respectively, is recorded as a long-term liability in the Company's consolidated balance sheets.  Mr. Berry agreed to a final settlement of $143,950 resulting in a reversal of interest expense recognized in prior years of $11,821.  Interest expense related to this note was $8,133 and $10,573 for the years ended March 31, 2010 and 2009, respectively. Accrued interest related to this note payable amounted to $0 and $13,738 at March 31, 2010 and 2009, respectively, and is included in the note payable to former officer in the Company's consolidated balance sheets. In January 2009, Mr. Berry agreed to defer the monthly payments of the note due from January 31, 2009 through June 30, 2009. Effective August 26, 2009, pursuant to a letter agreement (i) the Company agreed to pay Mr. Berry the sum of $30,000 plus accrued interest representing past due payments from January to May 2009 previously waived by Mr. Berry, (ii) Mr. Berry agreed to waive payments due to him through December 2009, and (iii) the Company agreed to pay to Mr. Berry  the sum of $42,000 plus accrued interest on January 1, 2010, representing payments due to him from June 2009 thru December 2009 liability portion of the note payable in the Company's consolidated balance sheets.  In February 2009, Mr. Berry resigned his position as Chief Executive Officer.

On March 1, 2009, the Company entered into a Consulting Agreement with Peter Berry, the Company’s former Chief Executive Officer.  Mr. Berry provided the Company with consulting services as an independent contractor, for a ten (10) month period from March 1, 2009 through December 31, 2009, as an advisor to the Chief Executive Officer and the Board of Directors.  Related-party consulting fees for these services were $292,010 for the year ended March 31, 2010.

Since June 2005, the Company had retained the legal services of Gary C. Cannon, Attorney at Law, for a monthly retainer fee.  From June 2005 to May 2009, Mr. Cannon also served as the Company’s Secretary and a member of the Company’s Board of Directors.  Mr. Cannon continued to serve as Corporate Legal Counsel for the Company and served as a member of the Advisory Board.  In December 2007, Mr. Cannon’s monthly retainer for legal services was increased from $6,500 per month to $9,000 per month.  The total amount paid to Mr. Cannon for retainer fees and out-of-pocket expenses for the year ended March 31, 2010 and 2009 was $34,350 and $81,000, respectively.  From October 2008 through March 31, 2009 Mr. Cannon agreed to defer a portion of his monthly payments.  As of March 31, 2010 and March 31, 2009 a total of $0 and $15,000, respectively, had been deferred and was included in accounts payable in the Company's consolidated balance sheets. Board fees expensed for Mr. Cannon were $5,388 and $26,850 for the years ended March 31, 2010 and March 31, 2009, respectively. At March 31, 2010 and March 31, 2009, $7,788 and $14,400, respectively, of deferred board fees was included in accrued compensation and related expenses.  During the year ended March 31, 2010, Mr. Cannon was granted warrants to purchase a total of  2,578 shares of common stock with an average exercise price of $5.90 per share.  For the year ended March 31, 2009, Mr. Cannon was granted warrants to purchase a total of 9,515 shares of common stock with an average exercise price of $6.70 per share. All warrants granted to Mr. Cannon were issued with an exercise price of greater than or equal to the stock price of the Company’s shares on the grant date.  During November 2009, the Company issued 4,314 shares of common stock to Mr. Cannon in lieu of payment for services for a total expense of $22,000 which has been included in selling, general and administrative expenses.  On May 4, 2009, Mr. Cannon resigned from the Company’s Board of Directors and in July 2009 Mr. Cannon was given 30 days notice that he was terminated as the general legal counsel and advisor to the Company.

On July 29, 2009, the Board of Directors of the Company appointed Ms. Catherine M. Doll, a consultant, to the offices of Chief Financial Officer, Treasurer and Assistant Corporate Secretary, which became effective on August 20, 2009.

Ms. Doll is the owner and chief executive officer of The Gilson Group, LLC.  The Gilson Group, LLC provided the Company financial and accounting consulting services, including SEC and financial reporting including the filing of the S-1, budgeting and forecasting and finance and accounting systems implementations and conversions.

Related-party consulting fees for these services were $234,650 for the year ended March 31, 2010.  On October 9, 2009, the Compensation and Governance Committee granted Ms. Doll an option to purchase 2,000 shares of common stock at an exercise price of $4.50 per share (the closing price of the Company’s stock on the date of grant) valued at $8,480 as calculated using the Black-Scholes option pricing model and is included in selling, general and administrative expense.  The assumptions used under the Black-Scholes pricing model included: a risk free rate of 2.36%; volatility of 182%; an expected exercise term of 4.25 years; and no annual dividend rate.  The right to exercise the stock options vested as to 33 1/3% of the underlying shares of common stock upon grant, with the remaining underlying shares vesting in equal installments on the first and second anniversary of the grant date.

As of March 31, 2010, the Company had aggregate principal balances of $1,009,500, in outstanding unsecured indebtedness owed to five related parties, including four former members of the Board, representing working capital advances made to the Company from February 2001 through March 2005. These notes bear interest at the rate of 6% per annum and provide for aggregate monthly principal payments of $2,500 which commenced April 1, 2006, and which increased by an aggregate of $2,500 every six months to the current maximum aggregate payment of $10,000 per month. Any remaining unpaid principal and accrued interest is due at maturity. Related-party interest expense under these notes was $64,496 for the year ended March 31, 2010. Accrued interest, which is included in related party notes payable in the Company's consolidated balance sheets, related to these notes amounted to $618,756 as of March 31, 2010. As of March 31, 2010, the Company had not made the required payments under the related party notes which were due on January 1, February 1, and March 1, 2010. However, pursuant to the note agreements, the Company has a 120-day grace period to pay missed payments before the notes are in default. On April 15, 2010, May 16, 2010, and June 14, 2010, the Company paid the January 1, February 1 and March 1 payments, respectively, due on these related party notes. Management expects to continue to pay all payments due prior to the expiration of the 120-day grace periods.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, the Company believes that during fiscal 2010, all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis, except that one Form 5 was filed on February 16, 2010 for options to purchase common stock granted to Catherine M. Doll on October 10, 2009, one Form 5 was filed on February 16, 2010 for options to purchase common stock granted to Larry G. Stambaugh on October 10, 2009, and one Form 3 was filed on February 17, 2010 for the initial beneficial ownership of John H. Bonde as of January 7, 2010.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

For inclusion in the Proxy Statement and form of proxy relating to the 2011 Annual Meeting of Stockholders of the Company, a stockholder proposal intended for presentation at that meeting must be submitted in accordance with the applicable rules of the SEC and received by the Secretary, 20382 Barents Sea Circle, Lake Forest, California 92630 Attn: Assistant Secretary, telephone: (949) 470-2300, on or before May 3, 2011. A stockholder proposal submitted other than pursuant to Rule 14a-8 will be timely for purposes of Rule 14a-4(c)(1) if submitted to the Company on or before July 17, 2011. If a proposal is not submitted timely pursuant to Rule 14a-4(c)(1), the proxy holders named in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders will have discretionary authority to vote with respect to any such proposal subsequently raised at that meeting. The Secretary will forward all director nominee recommendations to the Board for its review.

Other Matters
Neither the Board nor the management knows of any other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named on the proxy card will vote on those matters in accordance with their best judgment.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K, as filed with the SEC, will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to CryoPort, Inc., Attention: Secretary, 20382 Barents Sea Circle, Lake Forest, California 92630.

By Order of the Board of Directors

/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Director

Exhibit A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CRYOPORT, INC.

First:       The name of the Corporation is CryoPort, Inc. (the “Corporation”)

Second:  The Corporation’s Amended and Restated Articles of Incorporation (the “Articles”) shall be amended by replacing Article V. in its entirety with Article V.A. and inserting under Article V.A. the following:

V.A.

The Corporation is authorized to issue two classes of stock. One class of stock shall be common stock, par value $0.001. The total number of common stock authorized that may be issued by the Corporation is Two Hundred Fifty Million (250,000,000). The second class of stock shall be preferred stock, par value $0.001. The total number of preferred stock authorized that may be issued by the Corporation is Two Million Five Hundred Thousand (2,500,000). The preferred stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the Board of Directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the Board of Directors.

Third:     The vote by which the stockholders holding shares in the Corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles have voted in favor of the amendment is _________.

Effective as of ____________.

CRYOPORT, INC.

By:	/s/ Larry G. Stambaugh
Larry G. Stambaugh
Chief Executive Officer and Chairman

A-1

IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS FOLLOWS: “FOR” PROPOSALS 1 THRU 3.			PLEASE MARK VOTES AS SHOWN IN THIS EXAMPLE: ☒
		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN PROPOSAL 1.
PROPOSAL 1. Election of Directors. Nominees: 01 Carlton M. Johnson; 02 Adam Michelin; 03 John H. Bonde; 04 Larry G. Stambaugh		☐	☐	☐	To withhold authority to vote for any one or more individual nominee(s), mark “FOR ALL EXCEPT” and write that nominee(s) number(s) on the line below:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.				FOR	AGAINST	ABSTAIN
PROPOSAL 2. Ratify the Audit Committee’s selection of KMJ Corbin & Company LLP as our independent registered public accounting firm for fiscal year 2011.				☐	☐	☐
PROPOSAL 3. Approve amendment to Amended and Restated Articles of Incorporation to create class of undesignated (blank check) preferred stock consisting of 2,500,000 shares.				☐	☐	☐
By my signature below, I confer to the named proxies discretionary authority on any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

☒ FOR NEW ADDRESS: ☐ Please write in your new address ð

Signature _______________________	Date ______________	Signature _______________________		Date ______________
NOTE: Please sign as name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE

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CRYOPORT, INC.
This Proxy is Solicited on Behalf of the Board of Directors
For the 2010 Annual Meeting of Stockholders
To Be Held Tuesday, August 31, 2010, at 10 a.m. PDT

The undersigned hereby appoints Larry G. Stambaugh and Catherine Doll, or any one or all of them, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of CRYOPORT, INC. to be held on August 31, 2010 and at any adjournment or postponement thereof, with all the power which the undersigned would possess if personally present and to vote, as specified on the reverse side, all shares of Common Stock which the undersigned may be entitled to vote at said meeting.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PERSONS NAMED ABOVE IN ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy

-ii-